EXHIBIT 99.1

Electronic Game Card, Inc. Provides Stockholder Update

IRVINE, CA,  – May 18, 2010 - Electronic Game Card, Inc. (EGMI.PK) ("EGCI") provided the following update to its stockholders.

The investigation into EGCI’s financial position is continuing.  However, preliminary findings have raised significant concerns as to the integrity of audited financial statements for the fiscal years ended December 31, 2006, 2007 and 2008.   EGCI is concerned that reported revenue may be materially overstated and that the reported carrying value of its assets and investments in third-party companies may not be fairly stated.

In addition, EGCI has been unable to confirm the existence or value of a purported investment account in the name of Electronic Game Card (UK) Limited (“EGCL”) with R.I.C. Asset Management Limited (“R.I.C.”).  While a former CFO (and director) of EGCI has stated that the R.I.C. investment account exists and had a balance of $12.9 million as of February 26, 2010, he asserts that EGCI does not own the funds in the R.I.C. account because EGCI no longer owns EGCL.  This assertion is based on a document described as a 2002 agreement entered into among EGCI, EGCL and the original (unidentified) sellers of EGCL to EGCI.  The current EGCI Board of Directors and management were unaware of this document, which was signed by the former CFO on behalf of EGCL, until after questions had arisen concerning the company’s audited financial statements.

With respect to EGCI’s Series A Convertible Preferred Stock, it appears that a certificate of designation establishing the terms of the Series A Convertible Preferred Stock was not filed with the Secretary of State of Nevada, where EGCI is incorporated.  This fact, among others, calls into question, among other things, the validity of the preferred stock and the accuracy of disclosures relating to capitalization and similar matters in EGCI’s historical financial statements, periodic reports and proxy statements filed with the Securities and Exchange Commission (the “SEC”).

EGCI continues to investigate these matters.  The SEC, which suspended trading in EGCI stock for two weeks starting on February 19, 2010, also continues to investigate.  EGCI continues to explore its strategic options, which may include filing for bankruptcy protection.

Kevin Donovan
Chief Executive Officer
Electronic Game Card, Inc.
e-mail:electronicgamecard@gmail.com

This news release contains disclosures that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking.  Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions.  These forward-looking statements are based on management’s current expectations or beliefs. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the outcome of the company’s forensic accounting review; the outcome of litigation involving the company; the company's ability to meet its obligations under existing and anticipated contractual obligations; the company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability and willingness of third-party manufacturers to timely and cost-effectively fulfill orders from the company; the ability of the company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the company' ability to obtain financing as and when needed; changes in consumer demands and preferences; the company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors as may be discussed in the documents filed by the company with the Securities and Exchange Commission.  EGCI may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements.  EGCI undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.